Exhibit 4.10  Stock Purchase Option dated April 24, 1998

Dated: June 23, 1998                       Option to purchase 60,000 shares of
                                           Common Stock



                              STOCK PURCHASE OPTION

      THIS CERTIFIES THAT Mark Rubin (the "Holder") is entitled to purchase from ROOM PLUS, INC., a New York corporation (the "Company"), up to 60,000 shares (the "Option Shares" or "Shares") of the Company's common stock, $.00133 par value ("Common Stock"), at $2.125 per share (the "Exercise Price"), subject to adjustment as provided herein, at any time during the period commencing on the date hereof (the "Effective Date") and ending on June 22, 2003 (the "Exercise Term").

        1. The rights represented by this Option may be exercised at the Exercise Price, subject to adjustment in accordance with paragraph 8 hereof, at any time, or from time to time, during the Exercise Term.

        2. (a) The rights represented by this Option may be exercised at any time within the Exercise Term, in whole or in part, by (i) the surrender of the Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any and statement as to the number of Shares and Exercise Price as to which such exercise is made; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. The Option shall be deemed to have been exercised, in whole or in part, to the extent specified, immediately prior to the close of business on the date the Option is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time.

        (b) Notwithstanding anything to the contrary contained in subparagraph 2(a), the Holder may elect to exercise this Option, in whole or in part, by exchanging Option Shares otherwise issuable upon the exercise of this Option computed using the following formula:

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                             X = Y(A-B)
                             ----------
                                  A

Where:                       X =    the number of shares of Common Stock to be
                                    issued to the Holder;

                             Y =    the number of shares of Common Stock
                                    issuable upon exercise of this Option;

                             A = the current fair market value of one share of Common Stock (calculated as described below); and

                             B =    the Exercise Price.

      The Holder may also pay the Exercise Price by delivery to the Company of shares of the Company's Common Stock owned by the Holder having a fair market value equal to the aggregate Exercise Price for the number of Shares as to which this Option is being exercised.

      As used herein, the current fair market value of Common Stock shall mean the greater of (x) the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed and the NASDAQ National Market, or, if there have been no sales on any such exchange or the NASDAQ National Market on such day, the average of the highest bid and lowest asked price on such day on The Nasdaq SmallCap Market or otherwise in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (the "Market Price"), on the trading day immediately preceding the date notice of exercise of this Option is given or (y) the average of the Market Price per share of Common Stock for the five trading days immediately preceding the date notice of exercise of this Option is given. If on any date for which the Market Price per share of Common Stock is to be determined the Common Stock is not listed on any securities exchange or quoted on the NASDAQ National Market or on The Nasdaq SmallCap Market or otherwise in the over-the-counter market, the Market Price per share of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price per share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

      3. The Option shall not be transferred, sold, assigned, or hypothecated (other than by will or pursuant to the laws of descent and distribution), except if such transfer is exempt from registration under the Securities Act of 1933 as amended ("Act") or except if such transfer is otherwise in compliance with the Act. Any assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Option for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this paragraph 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Option or Option of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

      4. The Company covenants and agrees that all Option Shares which may be purchased hereunder will, upon issuance against payment of the purchase price therefor, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Option.

      5. The Option shall not entitle the Holder to any voting rights or other rights as stockholders of the Company.

      6. (a) The Company shall advise the Holder or its transferees, whether the Holder holds the Option or has exercised the Option and holds shares of Common Stock, by written notice at least four weeks prior to the filing of any registration statement or post-effective amendment thereto under the Act covering any shares of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8 (including a Form S-3 related to a Form S-8) and will, for a period of five years beginning one year after the Effective Date, upon the request of the Holder, and subject to subparagraph 6(a)(ii), include in any such post-effective amendment to the Registration Statement or in any new registration statement such information as may be required to permit a public offering of the Option Shares issuable upon the exercise of this Option (collectively, the "Registrable Shares"). The Company shall supply prospectuses and such other document as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares, use its best efforts to register and qualify any of the Registrable Shares for sale in such states as the Holder designates and do any and all other reasonable acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Shares, all at no expense to the Holder (other than the fees and disbursements of counsel for the Holder and the underwriting discounts and commission, if any, payable in respect of the Registrable Shares) of the Holder or any such holders, and furnish indemnification in the manner provided in paragraph 7 hereof; provided, however, the Company shall not be required to (A) qualify to do business in any state by reason of this Section 6 in which it is not otherwise required to qualify to do business, (B) or register or qualify in any state which will impose material burdens on the Company, including without limitation, the obligation to pay any corporate taxes. The Holder shall furnish information and indemnification as set forth in paragraph 7 hereof. (ii) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to subparagraph 6(a)(i). If the managing underwriter determines that a limitation of the number of shares to be underwritten is required, the underwriter may exclude some or all Registrable Shares from such registration (the "Excluded Registrable Shares"); provided, however, that if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder or any such holder, the Option Shares included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Holder's Option Shares which were requested to be included in such registration.

      (b) The provisions of paragraph 6(a) shall not be applicable if the Company has registered the Option Shares for resale by the Holder pursuant to a registration statement on Form S-3, or other applicable form, and such registration statement remains effective when the registration statement referred to in paragraph 6(a) is filed.

      7. (a) Whenever pursuant to paragraph 6 a registration statement relating to the Option Shares is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the Shares covered by such registration statement, amendment or supplement (such Holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such Shares and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Distributing Holder or such controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder for use in the preparation thereof.

      (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint, or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arises out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

      (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph 7.

      (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      In order to provide for just equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 7 makes claim for indemnification pursuant hereto but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction an the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 7, then, and in each such case, the Company and each Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the offering covered by the Prospectus (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


      Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contribution party"), notify the contributing party of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The provisions contained in this Section 7 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

      8. Adjustment of the Exercise Price

      (a) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Market Price or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter immediately before the date of such sale or the record date for each Change of Shares, the Exercise Price for the Common Stock included in this Option (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of (a) the Exercise Price in effect immediately before such Change of Shares and (b) the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such sale, issuance, subdivision or combination, by (B) the lesser of (x) the Market Price, and (y) the Exercise Price, in effect immediately prior to such Change of Shares; by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares. Notwithstanding anything to the contrary contained herein, no adjustment shall be made as a result of the exercise of any Option or options previously issued by the Company and which are outstanding on the date hereof.

      (b) For the purposes of any adjustment to be made in accordance with this
Section 8(a) the following provisions shall be applicable:

            (A) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

            (B) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or Option or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company.

            (C) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

            (D) The reclassification of securities of the Company other than shares of Common Stock into shares including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (B) of this Section 8(a).

            (E) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or Option and upon the conversion or exchange of convertible or exchangeable securities.

      (ii) Upon each adjustment of the Exercise Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of this Option shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

      (c) In case the Company shall at any time after the date hereof issue options, rights or Option to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 8(a) and as provided below) less than the Market Price immediately prior to the issuance of such options, rights or Option, or such convertible or exchangeable securities, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for the Common Stock included in this Option (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or Option, or such convertible or exchangeable securities shall be reduced to a price determined by making the computation in accordance with the provisions of
Section 8(a) hereof, provided that:

            (A) The aggregate maximum number of shares of Common Stock, as the case may be, issuable or that may become issuable under such options, rights or Option (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or Option were issued, for a consideration equal to the minimum Exercise Price per share provided for in such options, rights or Option at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or Option; provided, however, that upon the expiration or other termination of such options, rights or Option, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which options, Option and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or Option as to which the exercise rights shall not have expired or terminated unexercised.

            (B) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (B) (and for the purposes of subsection (E) of Section 8(a) hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

            (C) If any change shall occur in the exercise price per share provided for in any of the options, rights or Option referred to in subsection (A) of this section 8(b), or in the price per share or ratio at which the securities referred to in subsection (3) of this Section 8(b) are convertible or exchangeable, such options, rights or Option or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or Option or convertible or exchangeable securities.

      (d) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Option (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Option) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Option then outstanding shall have the right thereafter to receive on exercise of such Option the kind and amount of Shares and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith mail to the Holder, at the Holder's address on the records of the Company, a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a) and (b). The above provisions of this
Section 8(c) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

      (e) Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Option, the Option Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Option Certificates pursuant hereto, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder were expressed in the Option Certificates when the same were originally issued.

      (f) After each adjustment of the Exercise Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Option, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      (g) No adjustment of the Exercise Price or the number of shares issuable upon exercise of this Option shall be made as a result of or in connection with
(A) the issuance or sale of the Option or the Shares underlying the Option, (B) the issuance or sale of shares of Common Stock pursuant to options, Option, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, including options that may be granted under the Company's existing stock option plan or Common Stock issuable on the exercise of such options; or (C) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.10 for one share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10 for one share of Common Stock. In addition, any Holder shall not be entitled to cash dividends paid by the Company prior to the exercise of any Option held by them.

      (h) All notices herein required to be given to the Holder shall be given to the Holders at their addresses on the records of the Company.

      9. This Agreement shall be governed by and in accordance with the laws of the State of New York applicable to agreements made and to be performed solely within such state.

      IN WITNESS WHEREOF, ROOM PLUS, INC., has caused this Option to be signed by its duly authorized officers, and this Option to be dated as of the date first above written.

                                            ROOM PLUS, INC.

                                            By: /s/ Marc Zucker
                                               ----------------
                                               Name: Marc Zucker
                                               Title: Chief Executive Officer

                                  PURCHASE FORM

                   (To be signed only upon exercise of Option)

      The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, ______ Shares of ROOM PLUS, INC., par value $.00133 (or shares of Common Stock) per share, at an exercise price of $____ per Share, and herewith makes payment of $____ therefor (or hereby surrenders and delivers that portion of the Option having equivalent value (as determined in accordance with the provisions of subparagraph (d) of paragraph 2 of the Option)), and requests that the certificates for shares of Common Stock and/or Option be issued in the name(s) of, and delivered to whose addresses) is (are):_______________________

If the exercise price is paid in accordance with Paragraph 2(b) check here:

Dated: ____________, 19___

Signature :    _____________________________
                      (Print name under signature)
                      (Signature must conform in all respects to the name of
                       holder as specified on the face of the Option).

--------------------------
(Insert Social Security or Other  Identifying Number of Holder)

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
                     holder desires to transfer the Option)

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto _______________________________________ this Option, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Option on the books ROOM PLUS, INC. with full power of substitution.

Dated:______________________, ____

Signature:     ________________________________
               (Print name under signature)
               (Signature must conform in all respects to the name of holder as specified on the face of the Option.

---------------------------------
(Insert Social Security or Other Identifying Number of Holder)